EXHIBIT 5.1










              OPINION AND CONSENT OF DUANE, MORRIS & HECKSCHER LLP

                          DUANE, MORRIS & HECKSCHER LLP

                                ATTORNEYS AT LAW
                                                               PHILADELPHIA, PA
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                                November 7, 2001               ALLENTOWN, PA
                                                               HOUSTON, TX
                                                               BANGOR, ME



NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815

Gentlemen:

         We have acted as special counsel to NBT Bancorp Inc. (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relative to the offer and sale by the Company of up to 500,000 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), pursuant to the Company's Non-Employee Director, Divisional Director and Subsidiary Director Stock Option Plan (the "Plan").

         As special counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the resolutions of the Company's board of directors and other records relating to the authorization, registration, sale, and issuance of the Shares, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares to be issued by the Company as described in Registration Statement, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and any amendment thereto.

                                           Sincerely,

                                           /s/ DUANE, MORRIS & HECKSCHER LLP